SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. _)

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Phase III Medical, Inc.
               ---------------------------------------------------

                (Name of Registrant as Specified in Its Charter)
               ---------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         (5)  Total fee paid:

              ------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.   Amount Previously Paid:

              ------------------------------------------------------------------

         2.   Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

         3.   Filing Party:

              ------------------------------------------------------------------

         4.   Date Filed:

              ------------------------------------------------------------------

                             PHASE III MEDICAL, INC.
      330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK 11747 NOTICE OF
                      2005 ANNUAL MEETING OF STOCKHOLDERS
                                  July 20, 2005

To the Stockholders of Phase III Medical, Inc.

     The Annual Meeting of Stockholders of Phase III Medical, Inc., (the "Company") will be held at the Law Offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020, on July 20, 2005, at 4:30 P.M. (New York City time) for the purpose of considering and acting upon the following matters:

1.   Election of three directors;

2. Consideration of and vote to approve the proposed increase in the number of shares of the Corporation's authorized common stock, $.001 par value (the "common stock") from 250,000,000 shares to 500,000,000 shares;

3. Consideration of and vote to approve the proposed amendment to the certificate of designations for the Series A $.07 Convertible Preferred Stock (the "series A preferred stock") which would result in the conversion of the series A preferred stock and the right to receive accrued dividends into shares of common stock;

4. Consideration of and vote to approve (i) an amendment to the Company's 2003 Equity Participation Plan (the "2003 EPP") and the grants of options to the Company's executive officers, controller and directors under the 2003 EPP;
     (ii) amendments to the employment agreements of certain of the Company's executive officers; and (iii) a grant of a restricted stock award under the 2003 EPP to the President and CEO;

5. Ratification of the appointment of Holtz Rubenstein Reminick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2005.

6.   Any other matters properly brought before the stockholders at the meeting.

     The Board of Directors has fixed the close of business on June 3, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

     Your proxy vote is important. Whether or not you expect to attend the meeting in person, you are urged to mark, sign, date and return the enclosed proxy in the enclosed prepaid envelope.

     Your attention is directed to the Proxy Statement which is set forth on the following pages.

                                           By Order of the Board of Directors,

                                           -----------------------------
                                           Catherine M. Vaczy, Secretary
June __, 2005

                             PHASE III MEDICAL, INC.
                        330 South Service Road, Suite 120
                            Melville, New York 11747
                                  631.574.4955

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 20, 2005

                              SOLICITATION OF PROXY

     The enclosed proxy is being mailed and solicited on or about the 20th day of June 2005, by and on behalf of the Board of Directors of Phase III Medical, Inc. (the "Company"), whose principal executive office is at 330 South Service Road, Suite 120, Melville, New York 11747, for use in connection with the Annual Meeting of Stockholders to be held at 4:30 p.m. (New York City time) on July 20, 2005 at the offices of the Company's legal counsel, Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020 and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the preceding Notice and are more fully discussed below. All shares represented by proxies which are returned properly signed will be voted as specified on the proxy card. If choices are not specified on the proxy card, the shares will be voted IN FAVOR OF the Board's nominees for director named herein, the increase in the Company's authorized common stock, the amendment to the certificate of designations for the series A preferred stock, the amendment to the Company's 2003 Equity Participation Plan and certain grants of options to the Company's executive officers, controller and directors thereunder, the amendment of employment agreements with certain executive officers of the Company, the grant of a restricted stock award to the President and CEO and the ratification of the appointment of the Company's auditors to audit the Company's financial statements for the 2005 fiscal year. The By-Laws of the Company require that the holders of a majority of the total number of shares entitled to vote at the meeting be represented in person or by proxy in order for the business of the meeting to be transacted with respect to such matters.

     This solicitation is being made by the Company. The cost of this solicitation will be paid by the Company. In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone or messenger, or by personal solicitation by officers, directors or employees of the Company at nominal cost to the Company or by any one or more of the foregoing means. In addition, we have retained the Altman Group to assist us in soliciting your proxy for a fee of $5,000 plus reasonable out-of-pocket expenses. The Company will reimburse brokers, dealers, banks and others authorized by the Company for their reasonable expenses in forwarding proxy solicitation material to the beneficial owner of shares.

                               REVOCATION OF PROXY

     A proxy may be revoked by a stockholder by giving written notice of revocation to the Secretary of the Company, by filing a later dated proxy with the Secretary at any time prior to its exercise, or by voting in person at the meeting. The presence at the meeting of a stockholder who has given a proxy does not revoke the proxy unless the stockholder files a notice of revocation or votes by written ballot.

                                STOCK OUTSTANDING

     On June 3, 2005, there were outstanding and entitled to vote at the Annual Meeting 45,982,900 shares of common stock, par value, $.001 per share (the "common stock"). Holders of record of common stock at the close of business on June 3, 2005, will be entitled to one vote for each share held on all matters properly coming before the meeting. Holders of shares of the Company's Series A $0.07 Convertible Preferred Stock, par value $.01 per share (the "series A preferred stock") of which there were 681,171 shares outstanding as of June 3, 2005 and Series B Convertible Redeemable Preferred Stock (the "series B preferred stock"), are not entitled to vote on any of the matters described in this Proxy Statement except that holders of a majority of shares of series A preferred stock outstanding are needed for the approval of Proposal No. 3 .

     There is no right to cumulate votes in the election of directors. Holders of the common stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

     The presence in person or by proxy of the holders of shares of common stock entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote. The ratification of proposals 4 and 5 will require the affirmative vote of a majority of the votes cast. The ratification of Proposals 2 and 3 will require the affirmative vote of a majority of the shares outstanding. The ratification of Proposal 3 will additionally require the affirmative vote of a majority of the shares of series A preferred stock outstanding. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present and do not have an effect on the election of directors. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a "no" vote. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of Proposals 4 and
5. Since Proposals 2 and 3 require approval by an absolute majority of shares outstanding, broker non-votes will be counted as a "no" vote.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The size of the Board of Directors has been fixed at three members. Three individuals have been nominated by the Board for election as directors at the forthcoming Annual Meeting, to hold office until the next annual meeting and until their successors are elected and have qualified. Shares represented by proxies which are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. Should a nominee become unable to serve as a director (which is not anticipated), the proxy will be voted for the election of a substitute nominee who shall be designated by the Board.

     Information with respect to each nominee and executive officer of the Company, including the principal occupation of each for the past five years, positions and offices held with the Company, membership on other boards of directors and age is set forth below. There are no family relationships among any of the Company's directors and officers. For information with respect to beneficial ownership of the Company's common stock, see "Voting Securities of Certain Beneficial Owners and Management."


Mark Weinreb, 52
Director since February 2003

     Mr. Weinreb joined the Company on February 6, 2003 as a Director, Chief Executive Officer and President. In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories. He progressed to become the laboratory administrator in 1978 and then an owner and the laboratory's Chief Operating Officer in 1982. Here he oversaw all technical and business facets, including finance, laboratory science technology and all the additional support departments. He left Bio Health Labs in 1989 when he sold the business to a biotechnology company listed on the New York Stock Exchange. In 1992, Mr. Weinreb founded Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries and became Chairman and Chief Executive Officer of such entity. The company went public in 1995 and in 1999 he redirected the company and completed a merger with an Internet service provider. In 2000, Mr. Weinreb became the Chief Executive Officer of Jestertek, Inc., a 12-year old software development company pioneering gesture recognition and control using advanced inter-active proprietary video technology. In 2002, he left Jestertek after arranging additional financing. Mr. Weinreb received a Bachelor of Arts degree in 1975 from Northwestern University and a Master of Science degree in 1982 in Medical Biology, from C.W. Post, Long Island University.


Wayne Marasco, 51
Director since June 2003

     Dr. Marasco joined the Board of Directors of the Company in June 2003. In August 2004 he was appointed the Company's Senior Scientific Advisor. Dr. Marasco has been an Associate Professor in the Department of Cancer Immunology & AIDS at the Dana-Farber Cancer Institute and Associate Professor of Medicine in the Department of Medicine, Harvard Medical School for over five years. Dr. Marasco is a licensed physician-scientist with training in Internal Medicine and specialty training in infectious diseases. His clinical practice sub-specialty is in the treatment of immunocompromised (cancer, bone marrow and solid organ transplant) patients.

     Dr. Marasco's research laboratory is primarily focused on the areas of antibody engineering and gene therapy. New immuno- and genetic- therapies for HIV-1 infection / AIDS, HTLV-1, the etiologic agent in Adult T-cell Leukemia, and other emerging infectious diseases such as SARS and Avian Influenza are being studied. Dr. Marasco's laboratory is recognized internationally for its pioneering development of intracellular antibodies (sFv) or "intrabodies" as a new class of molecules for research and gene therapy applications. He is the author of more than 70 peer reviewed research publications, numerous chapters, books and monographs and has been an invited speaker at many national and international conferences in the areas of antibody engineering, gene therapy and AIDS. Dr. Marasco is also the Scientific Director of the National Foundation for Cancer Research Center for Therapeutic Antibody Engineering (the "Center"). The Center is located at the Dana-Faber Cancer Institute and will work with investigators globally to develop new human monoclonal antibody drugs for the treatment of human cancers.

     In 1995, Dr. Marasco founded IntraImmune Therapies, Inc., a gene therapy and antibody engineering company. He served as the Chairman of the Scientific Advisory Board until the company was acquired by Abgenix in 2000. He has also served as a scientific advisor to several biotechnology companies working in the field of antibody engineering, gene discovery and gene therapy. He is an inventor on numerous issued and pending patent applications.


Joseph D. Zuckerman, 53
Director since January 2004

     Joseph D. Zuckerman joined the Board of Directors of the Company in January 2004. Since 1997, Dr. Zuckerman has been Chairman of the NYU-Hospital for Joint Diseases Department of Orthopaedic Surgery and the Walter A. L. Thompson Professor of Orthopaedic Surgery at the New York University School of Medicine. He is responsible for one of the largest departments of orthopaedic surgery in the country, providing orthopaedic care at five different hospitals including Tisch Hospital, the Hospital for Joint Diseases, Bellevue Hospital Center, the Manhattan Veteran's Administration Medical Center and Jamaica Hospital. He is also the Director of the Orthopaedic Surgery Residency Program, which trains more than 60 residents in a five year program.

     Dr. Zuckerman has held leadership positions in national organizations and was President of the American Shoulder and Elbow Surgeons and Chair of the Council on Education for the American Academy of Orthopaedic Surgeons. He recently developed and successfully implemented a sponsorship program between the hospital and the New York Mets. His clinical practice is focused on shoulder surgery and hip and knee replacement and he is the author or editor of ten textbooks, 60 chapters and more than 200 articles in the orthopaedic and scientific literature.

Robert Aholt, 44
Chief Operating Officer since September 2004

     Mr. Aholt joined the Company in September of 2004 as Chief Operating Officer. He is responsible for all operational aspects of the Company and is an integral part of the management team. Prior to joining the Company, Mr. Aholt was Principal and Chief Financial Officer of Systems Development, Inc. a private consulting firm focusing on strategic and technology consulting for Fortune 500 companies. As a co-founder of Systems Development in 1993, Mr. Aholt helped build the company into a multi-million dollar consulting practice until his departure in 2004. As CFO, he oversaw all financial and operational aspects of the firm. Prior to Systems Development, Mr. Aholt was CFO of IW Communications Group, a public relations firm that helps companies target Asian communities for public relations outreach. Mr. Aholt has also worked as a controller of First Affiliated Securities, a regional brokerage firm in Southern California. Mr. Aholt received a Bachelor of Arts degree from the University of California at Santa Barbara in 1985 and a Masters of Business Administration from the University of Southern California in 1988.

Catherine M. Vaczy, 44
Executive Vice President & General Counsel since April 2005

     Ms. Vaczy joined the Company in April 2005 as Executive Vice President and General Counsel. Ms. Vaczy is responsible for overseeing the Company's legal affairs as well as assisting the Company in reviewing and evaluating business, scientific and medical opportunities. From 1997 through 2003, Ms. Vaczy held various senior positions at ImClone Systems Incorporated, a publicly traded company developing a portfolio of targeted biologic treatments to address the medical needs of patients with a variety of cancers, most recently as its Vice President, Legal and Associate General Counsel, While at ImClone, Ms. Vaczy served as a key advisor in the day-to-day operation of the company and helped forge a number of important strategic alliances, including a $1 billion co-development agreement for Erbitux(R), the company's targeted therapy currently approved for the treatment of metastatic colorectal cancer. From 1988 through 1996, Ms. Vaczy served as a corporate attorney advising clients in the life science industries at the New York City law firm of Ross & Hardies. Ms. Vaczy received a Bachelor of Arts degree in 1983 from Boston College and a Juris Doctor from St. John's University School of Law in 1988.



The Board of Directors

     During the year ended December 31, 2004, the Board of Directors held eleven meetings. Because of the Company's recent reorganization and implementation of its new business plan, and its ongoing efforts to engage qualified board members under its new business plan, the Company does not have a separately designated audit, nominating or compensation committee at this time. The Company's Board of Directors also has determined that the Company does not have an audit committee financial expert. The Company continues to seek new board members in order to implement its reorganization and new business plan, and appoint a separately designated audit committee.

     The functions which would be performed by a Nominating Committee are performed by the Board as a whole, and there is no separate Nominating Committee charter. The Board has determined that Joseph D. Zuckerman is the Company's only independent director, as that term is defined by the rules of the National
Association of Securities Dealers. The Board will consider stockholder recommendations regarding candidates for director submitted in writing to the Board. Stockholders wishing to submit such recommendations may do so by sending a written notice to the Secretary of the Company together with supporting information a reasonable period of time prior to the mailing of the Company's Proxy Statement for the related annual meeting. There will be no differences in the manner in which the Board evaluates nominees recommended by stockholders and nominees recommended by the Board or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. In connection with the 2005 Annual Meeting, the Board did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of the Company's common stock for at least one year.

     The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company's Secretary and should be sent to such individual c/o the Company. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Board, upon the Secretary's receipt of such a communication, the Company's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

     Board members are encouraged, but not required by any specific Board policy, to attend the Company's Annual Meeting. The Company did not hold a 2004 annual meeting of stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF
                     THE COMPANY VOTE "FOR" THIS PROPOSAL.



Voting Securities of Certain Beneficial Owners and Management

     The following table shows the amount of common stock of the Company beneficially owned by persons or groups of related persons that beneficially own greater than 5% of the Company's common stock, the Company's current Directors, the Named Executive Officers in the Summary Compensation Table below and the current Directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of June 3, 2005. "Beneficial Ownership" is a technical term defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially own" the Company's common stock if you own it directly or indirectly (e.g., through a relationship, a position as a trustee or through an agreement) or if you have the right to acquire it within 60 days (e.g., upon the exercise of options).


--------------------------------------------------------------------------------
Name and Address of          Number of Shares         Percentage of Common Stock
Beneficial Holder(1)         Beneficially Owned (2)   Beneficially Owned (2)
--------------------------------------------------------------------------------
Mark Weinreb                  2,590,000 (3)             5.34%
Wayne Marasco                 1,775,000 (4)             3.78%
Joseph Zuckerman                710,000 (5)             1.53%
Robert Aholt, Jr.            10,522,274 (6)            22.88%
Catherine M. Vaczy            6,666,665 (7)            13.08%
Joel San Antonio              3,752,500 (8)             8.16%
56 North Stanwich Road
Greenwich, CT  06831
All directors and executive   22,263,939(9)            40.53%
officers as a group (five
persons)
--------------------------------------------------------------------------------
(1) Unless otherwise noted, each stockholder's address is in care of Phase III Medical, Inc., 330 South Service Road, Suite 120, Melville, New York 11747.
(2) The percentage of common stock owned by each stockholder is calculated by dividing (1) the number of shares deemed to be beneficially owned by such stockholder as of June 3, 2005, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by
     (2) the sum of (A) 45,982,900, which is the number of shares of common stock outstanding as of June 3, 2005, plus (B) the number of shares of common stock issuable upon exercise of currently exercisable options and other derivative securities and rights held by such stockholder. For purposes of this security ownership table, "currently exercisable options" consist of options exercisable as of June 3, 2005 or within 60 days after June 3, 2005. Except as indicated by footnote, the stockholder has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.
(3) Includes currently exercisable options to purchase 2,550,000 shares of common stock; excludes an option to purchase 4,000,000 shares of common stock (which would vest immediately upon grant as to 2,000,000 shares of common stock) and 3,000,000 shares of common stock (which would vest immediately as to 1,000,000 shares of common stock), the grant of which is subject to approval by the stockholders at the Annual Meeting and is included as part of Proposal 4 of this proxy statement. If this beneficial ownership table gave effect to the grant of the options and common stock included as part of Proposal 4 of this proxy statement, the "Number of Shares Beneficially Owned" by Mr. Weinreb would be 7,590,000 and his "Percentage of Common Stock Beneficially Owned" would be 13.43%.
(4) Includes currently exercisable options to purchase 1,025,000 shares of common stock; excludes an option to purchase 2,500,000 shares of Common stock (which would vest immediately upon grant as to 1,000,000 shares) the grant of which is subject to approval by the stockholders at the Annual Meeting and is included as part of Proposal 4 of this proxy statement. If this beneficial ownership table gave effect to the grant of the options and common stock included as part of Proposal 4 of this proxy statement, the "Number of Shares Beneficially Owned" by Dr. Marasco would be 2,775,000 and his "Percentage of Common Stock Beneficially Owned" would be 5.05%.
(5) Includes currently exercisable options to purchase 350,000 shares of common stock; excludes an option to purchase 50,000 shares of common stock which will be automatically granted to Dr. Zuckerman as a non-employee director pursuant to the terms of the 2003 EPP at the Annual Meeting and an option to purchase 1,500,000 shares of common stock (which would vest immediately as to 1,000,000 shares of common stock) the grant of which is subject to approval by stockholders at the Annual Meeting and is included as part of Proposal 4 of this proxy statement. If this beneficial ownership table gave effect to the grant of the options and common stock included as part of Proposal 4 of this proxy statement, the "Number of Shares Beneficially Owned" by Dr. Zuckerman would be 1,710,000 and his "Percentage of Common Stock Beneficially Owned" would be 3.15%.
(6) Includes 7,282,913 shares of common stock owned by the Robert J. Aholt, Jr. Family Trust dated 2/17/97 of which Mr. Aholt is Trustee; excludes shares of common stock that Mr. Aholt is entitled to receive in payment of $26,750 of salary on July 1, 2005 and an option to purchase 1,500,000 shares of common stock (which would vest immediately as to 1,000,000 shares of common stock) the grant of which is subject to approval by stockholders at the Annual Meeting and is included as part of Proposal 4 of this proxy statement. If this beneficial ownership table gave effect to the grant of the options and common stock included as part of Proposal 4 of this proxy statement, the "Number of Shares Beneficially Owned" by Mr. Aholt would be 11,522,274 and his "Percentage of Common Stock Beneficially Owned" would be 21.34%.
(7) Includes 1,666,666 shares of common stock issuable to Ms. Vaczy upon conversion of a $100,000 promissory note dated April 20, 2005 made by the Company in favor of Ms. Vaczy based on an assumed per share conversion price of $.06 per share and 3,333,333 shares of common stock issuable to Ms. Vaczy upon exercise of her right to purchase up to $200,000 of common stock on the terms set forth in the stock purchase agreement between the Company and Ms. Vaczy dated April 20, 2005 based on an assumed per share purchase price of $.06; and excludes an option to purchase 750,000 shares of common stock (none of which would vest immediately) the grant of which is subject to approval by stockholders at the Annual Meeting and is included as part of Proposal 4 of this proxy statement. If this beneficial ownership table gave effect to the grant of the options and common stock included as part of Proposal 4 of this proxy statement, the "Number of Shares Beneficially Owned" by Ms. Vaczy would remain unchanged and her "Percentage of Common Stock Beneficially Owned" would be 11.11%.
(8) This information was obtained from the records of the Company's stock transfer agent. (9) Includes currently exercisable options and rights to purchase 8,924,999 shares of common stock.

Certain Relationships and Related Transactions

     On September 13, 2004, the Company and the Robert Aholt, Jr. Family Trust dated 2/17/97 (the "trust"), the trustee of which is Robert Aholt, Jr., the Company's Chief Operating Officer, entered into a subscription agreement (the

"subscription agreement"), pursuant to which the Company sold to the Trust 7,282,913 shares of common stock of the Company in exchange for $650,000. Pursuant to the subscription agreement, the Company and Mr. Aholt agreed that upon maturity of a promissory note made by the Company in favor of Mr. Aholt on or about August 30, 2004 (the "note"), the Company would repay the note in shares of common stock, at a per share conversion price equal to 85% of the average of the closing price of one share of common stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board (the "Bulletin Board") for the five (5) days immediately preceding the maturity date of the note, or, if the common stock is not then traded on the Bulletin Board, at 85% of fair market value as determined by the Board. The note, which was made in the principal amount of $100,000, bore interest at a rate of 20% per annum and matured on February 28, 2005. On February 20, 2005, Mr. Aholt converted the principal amount of the note and all accrued interest into 1,960,784 shares of common stock.

     On April 20, 2005, the Company and Catherine M. Vaczy, the Company's Executive Vice President and General Counsel, entered into a stock purchase agreement (the "Vaczy stock purchase agreement"), pursuant to which the Company sold to Ms. Vaczy 1,666,666 shares of common stock in exchange for $100,000. Pursuant to the Vaczy stock purchase agreement, for a period of 90 days from the date of the stock purchase agreement, Ms. Vaczy has the right to purchase up to an additional $200,000 of common stock at a per share price equal to 85% of the average closing price of one share of common stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board (the "Bulletin Board") (or other similar exchange or association on which the common stock is then listed or quoted) for the five (5) consecutive trading days immediately preceding the date of Ms. Vaczy's notice exercising the option; provided, however, that if the common stock is not then quoted on the Bulletin Board or otherwise listed or quoted on an exchange or association, the price shall be the fair market value of one share of common stock as of the date of issue as determined in good faith by the Board; and further provided, that in no event shall the price be less than $.06.

     Also on April 20, 2005, Ms. Vaczy loaned to the Company the sum of $100,000 and accepted from the Company a promissory note (the "Vaczy note"). The Vaczy note bears interest at a rate of 15% and matures on April 20, 2006. Ms. Vaczy has the option to convert it into shares of common stock at any time up until the 90th day after the date of the Vaczy note at a per share price equal to 85% of the average closing price of one share of common stock on the Bulletin Board (or other similar exchange or association on which the common stock is then listed or quoted) for the five (5) consecutive trading days immediately preceding the date of Ms. Vaczy's notice; provided, however, that if the common stock is not then quoted on the Bulletin Board or otherwise listed or quoted on an exchange or association, the price shall be the fair market value of one share of common stock as of the date of issue as determined in good faith by the Board; and further provided, that in no event shall the price be less than $.06. Following the 90th day after the date of the Vaczy note, Ms. Vaczy is obligated, at any time prior to the date of maturity of the Vaczy note, to convert it into shares of common stock unless Ms. Vaczy shall have provided to the Company a notice terminating her employment with the Company pursuant to her letter agreement with the Company.

Executive Compensation

     The following table sets forth the aggregate compensation paid during the three years ended December 31, 2004 to the Company's Chief Executive Officer. No other executive officer of the Company earned in excess of $100,000 for services rendered during fiscal 2004.

                                               Summary Compensation Table


                                                                      Annual            Long-Term
                                                                   Compensation       Compensation
                                                                   ------------       ------------

                                                                                       Securities
                                                                                       Underlying          All Other
 Name and Principal Position                 Notes      Year          Salary          Options/SAR's      Compensation
----------------------------                 -----      ----          ------          -------------      ------------
 Mark Weinreb                                 (1)       2004         $223,192           2,550,000           $12,000
 Chief Executive Officer                      (1)       2003         $157,154           2,500,000           $12,000
 (Appointed February 6, 2003)


Notes:

     (1)  All other compensation comprises monthly automobile allowances.

OPTION GRANTS

The following table provides certain information with respect to options granted to the Company's Chief Executive Officer during the fiscal years ended December 31, 2004:


                                            Option Grants in Last Fiscal Year


                                      Percent of                                                    Potential Realizable Value
                                         Total                                                      At Assumed Annual Rates of
                     Number of          Options                        Market                        Stock Price Appreciation
                     Securities       Granted to       Exercise       Price on                           For Option Term(1)
                     Underlying        Employees         Price        Date of                       ---------------------------
                      Options             In           Per Share       Grant        Expiration
      Name           Granted (2)      Fiscal Year         ($)           ($)            Date            5%             10%
----------------    -------------    -------------    -----------    ----------    ------------    ---------    --------------

Mark Weinreb           50,000              6%            $0.10          $0.10         9/14/14        $8,552         $13,617

----------------

(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future common stock prices. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.
(2)  These options vested immediately.

OPTION EXERCISES AND HOLDINGS

The following table provides information concerning options exercised during 2004 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2004.

                       Option Values at December 31, 2004



                                                             Number of
                                                        Securities Underlying
                        Shares                           Unexercised Options                      Value of
                       Acquired                          at December 31, 2004              In-the-Money Options at
                          On                                (# of shares)                  December 31, 2004 (S)(1)
                       Exercise        Value        -------------------------------    --------------------------------
      Name            (# shares)     Realized       Exercisable      Unexercisable      Exercisable       Unexercisable
-----------------    -----------    ----------     -------------    ---------------    --------------     -------------
Mark Weinreb             -              -             2,500,000           -                 $75,000           -
                         -              -                50,000           -                 -                 -

-----------------
(1) Based on $0.06 per share, the closing price of the Company's common stock, as reported by the OTC Bulletin Board, on December 30, 2004.


Employment Agreements

     For a description of the employment agreements between the Company and its executive officers, including amendments to certain of the employment agreements that the stockholders are being asked to approve at the Annual Meeting, See "Proposal 4 - Approval of an Amendment to the Phase III Medical, Inc. 2003 Equity Participation Plan and the Grant of Options to the Executive Officers, the Controller and the Directors and the Approval of Amendments to the Employment Agreements of Certain Executive Officers and a Grant of Restricted Stock Award under the 2003 EPP to the President and CEO".


Director Compensation

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Directors of the Company are reimbursed for out-of-pocket expenses incurred in their capacity as directors of the Company. Non-employee directors will receive stock options thereunder of 300,000 shares upon joining the Board and 50,000 shares per year each year thereafter. Non-employee directors may also receive from time to time discretionary grants of stock options. On May 4, 2005, the Board granted to Joseph D. Zuckerman, the Company's only non-employee director, an option to purchase 1,500,000 shares of common stock, subject to approval of the stockholders at the Annual Meeting. See Proposal 4 - "Approval of an Amendment to the Phase III Medical, Inc. 2003 Equity Participation Plan and the Grant of Options to the Executive Officers, the Controller and the Directors and the Approval of Amendments to the Employment Agreements of Certain Executive Officers and a Grant of Restricted Stock Award under the 2003 EPP to the President and CEO."

Section 16 -- Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on the Company's review of these reports and written representations furnished to the Company, the Company believes that in 2004 each of the reporting persons complied with these filing requirements, except that two Forms 4 for Joseph Zuckerman relating to option grants were filed late and one Form 4 for Michael Lax, a former director, relating to an option grant was not filed
(but the information was disclosed on a Form 3). These late filings were inadvertent and required filings were made promptly after noting the failures to file.


                                  PROPOSAL TWO


            PROPOSED INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED
                  COMMON STOCK FROM 250,000,000 TO 500,000,000

     The Company's Certificate of Incorporation presently provides that the authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. On May 4, 2005, the Company's Board of Directors unanimously approved, subject to the stockholders' approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 500,000,000. The number of authorized shares of Preferred Stock would remain at 5,000,000.

     Of the Company's 250,000,000 authorized shares of common stock, 45,982,900 were issued and outstanding as of June 3, 2005. At that date, the Company had also reserved for issuance an aggregate of 20,573,493 shares, consisting of (i) 7,035,000 shares of common stock issuable upon the exercise of options granted under the Company's 2003 EPP; (ii) 4,265,000 shares of common stock issuable upon the exercise of options that could be issued under the Company's 2003 EPP or shares of restricted stock that could be issued under the Company's 2003 EPP (excluding the options to purchase 10,450,000 shares of common stock granted to the executive officers, controller and directors of the Company and the restricted stock award for 3,000,000 shares granted to the President and CEO of the Company for which approval of stockholders is being requested at the Annual Meeting. See Proposal 4 "Approval of an Amendment to the Phase III Medical, Inc. 2003 Equity Participation Plan and the Grant of Options to the Executive Officers, the Controller and the Directors and the Approval of Amendments to the Employment Agreements of Certain Executive Officers and a Grant of Restricted Stock Award under the 2003 EPP to the President and CEO"); (iii) 432,500 shares of common stock issuable upon the exercise of outstanding warrants; (iv)

4,999,999 shares of common stock that could be issued pursuant to the Vaczy note and Vaczy stock purchase agreement; (v) 130,994 shares of common stock issuable upon conversion of the Company's Series A preferred stock (without giving effect to the exchange offer being made to the holders of the series A preferred stock and described in Proposal 3); 2,500,000 shares of common stock issuable upon exercise of an option to be granted to Mr. Weinreb pursuant to his employment agreement in the event the Company's common stock exceeds a price of $.50 per share; 1,000,000 shares of common stock issuable upon exercise of an option to be granted to Dr. Marasco pursuant to his employment agreement in the event the Company's common stock exceeds a price of $.50 per share; 100,000 shares of common stock issuable upon exercise of an option to be granted to Dr. Marasco pursuant to his agreement to serve as director in the event the price of the common stock exceeds $.50 per share; 100,000 shares of common stock issuable upon the exercise of an option to be granted to Dr. Zuckerman pursuant to his agreement to serve as director in the event the price of the common stock exceeds $1.00 per share; and 10,000 shares of common stock issuable upon conversion of the series B preferred stock. If Proposals 3 and 4 are approved at the Annual Meeting, an additional 18,899,368 shares will need to be reserved, for a total of 39,472,861 reserved shares. See Proposal 3 - "Approval of Amendment to Certificate of Designations for Series A Convertible Preferred Stock Which Would Result in the Conversion of the Series A Preferred Stock and all Accrued Dividends into Common Stock" and Proposal 4 - "Approval of an Amendment to the Phase III Medical, Inc. 2003 Equity Participation Plan and the Grant of Options to the Executive Officers, the Controller and the Directors and the Approval of Amendments to the Employment Agreements of Certain Executive Officers and a Grant of Restricted Stock Award under the 2003 EPP to the President and CEO."

     The Board of Directors believes that this common stock amendment is advisable in order to have additional shares available for potential acquisitions, to maintain the Company's financing and capital-raising flexibility, to have shares available for use for employee benefit plans and other corporate purposes. Based on the Company's current cash position, the Company will need to raise significant capital in the near term.

     On April 15, 2005, the Company entered into an engagement agreement with an investment banker to be the sole placement agent in a proposed private placement of convertible notes and warrants. At a meeting of the Board of Directors on May 4, 2005 the Board approved, subject to shareholder approval, an increase in the shares available for issuance under awards issuable under the 2003 EPP, subject to stockholder approval. See Proposal 4 - "Approval of an Amendment to the Phase III Medical, Inc. 2003 Equity Participation Plan and the Grant of Options to the Executive Officers, the Controller and the Directors and the Approval of Amendments to the Employment Agreements of Certain Executive Officers and a Grant of Restricted Stock Award under the 2003 EPP to the President and CEO". At a meeting of the Board of Directors on June 6, 2005, the Board approved, subject to shareholder approval, an amendment to the certificate of designations for the series A preferred stock to provide that all outstanding shares of series A preferred stock and all dividends payable thereon shall be converted by the Company issuing an aggregate of 5,449,368 shares of common stock. Under the employment agreement with Robert Aholt, the Company will pay Mr. Aholt his salary in shares of common stock through September 30, 2005. Under the Company's 2003 EPP, the grant of an option to purchase 300,000 shares is made automatically to independent directors upon their joining the Board and an option to purchase 50,000 shares is made automatically to independent directors each year at the Annual Meeting. Other than as described in this Proposal 2, as of the date of this Proxy Statement, there are no present agreements or arrangements for the issuance of any of the additional shares that would be authorized by the common stock amendment.

     Adoption of the proposed amendment would enable the Board of Directors from time to time to issue additional shares of common stock for such purposes and such consideration as the Board may approve without further approval of the Company's stockholders, except as may be required by law or the rules of Nasdaq or any national securities exchange on which the shares of common stock are at the time listed. The proposed increase in the number of authorized shares of common stock is not intended to prevent or impede a change in control of the Company. Further, the Company is not aware of any current effort to acquire control of the Company. However, the issuance of additional shares of common stock could have the effect of delaying, deferring or preventing a change of control of the Company and may discourage bids for the common stock at a premium over the prevailing market price. In addition, the issuance of additional shares of common stock could also have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock.

     There are no preemptive rights with respect to the common stock. The additional authorized shares of common stock would have the identical powers and rights as the shares now authorized. Under Delaware law, stockholders will not have any dissenter's or appraisal rights in connection with the amendment. If the amendment is approved by the stockholders, it will become effective upon the Company's executing, acknowledging and filing a Certificate of Amendment required by the General Corporation Law of the State of Delaware in the form annexed as Exhibit A.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF
                     THE COMPANY VOTE "FOR" THIS PROPOSAL.


                                 PROPOSAL THREE
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
          CERTIFICATE OF DESIGNATIONS FOR THE SERIES A PREFERRED STOCK
      WHICH WOULD RESULT IN THE CONVERSION OF THE SERIES A PREFERRED STOCK
          AND THE RIGHT TO RECEIVE ACCRUED DIVIDENDS INTO COMMON STOCK


Background.

     During fiscal 1994, the Company disclosed irregularities in its revenue recognition practices which led to the restatement of its financial statements for fiscal years ended September 30, 1989, 1990, and 1991, and the first quarter of fiscal 1992. As a result, nine class action securities complaints (the

"lawsuits") were filed against the Company and certain other persons which were settled in January 1994. Pursuant to the settlement, the Company paid $2,560,000 in cash in 1995 and issued $1,000,000 in 7% cumulative convertible preferred stock (the "series A preferred stock") represented by 1,000,000 shares of series A preferred stock.

     In 2003, the Company retained a new President and CEO, and since that time, it has recruited a new management team and board of directors and is in the process of executing on its newly adopted business plan. The new team is desirous of simplifying its balance sheet and eliminating the burden of the prior issuance.

     As of March 31, 2005, 681,171 shares of series A preferred stock remained outstanding and the Company had accrued $492,801, or $.73 per share in unpaid dividends. The terms of the series A preferred stock are set forth in a certificate of designations which is a part of the Company's certificate of incorporation. The Company is asking the stockholders at the annual meeting to approve an amendment to the certificate of designations to permit the Company to issue in conversion of the outstanding shares of series A preferred stock and its obligation to pay accrued dividends thereon a total of 5,449,368 shares of common stock (eight (8) shares per series A preferred stock outstanding).

     A summary of the current terms of the certificate of designations for the series A preferred stock follows.


Dividends.

     The certificate of designations provides that on each January 1 and July 1 that the series A preferred stock is outstanding (each, a "dividend date"), commencing with July 1, 1995, the holders of shares of series A preferred stock are entitled to receive, when and as declared by the Board out of funds legally available therefor, cumulative dividends at the rate of $.07 per share. On each dividend payment date all dividends which have accrued on each share of series A preferred stock outstanding shall accumulate and be deemed to become due and any dividend not paid on such date shall be deemed to be past due until paid or until shares of series A preferred stock shall no longer be outstanding, whichever is the first to occur. So long as any shares of series A preferred stock are outstanding, the certificate of designations limits the declaration or payment of dividends upon the common stock or any other stock ranking junior to, or on a parity with, the series A preferred stock unless the full cumulative dividends on the outstanding shares of the series A preferred stock has been paid.

Voting Rights.

     The series A preferred stock has no voting rights, except that so long as any series A preferred stock remain outstanding, the consent of the holders of at least a majority of the shares of series A preferred stock outstanding at the time (voting separately as a class together) is necessary to permit (i) the creation, authorization or issuance of or reclassification of any authorized stock of the corporation ranking prior to the series A preferred stock with respect to the payment of dividends or distribution of assets upon liquidation, dissolution or winding up; or (ii) the amendment, alteration or repeal of any provision of the certificate of incorporation (including the certificate of designations) which would directly, materially and adversely affect the preferences, rights, powers or privileges of holders of shares of the series A preferred stock or of such other series of preferred stock of the company; provided, however, that in the event that any such amendment, alteration or repeal would materially and adversely affect the rights of only holders of shares of series A preferred stock, then such amendment, alteration or repeal may be effected only with the affirmative vote or consent of the holders of a majority of the shares of series A preferred stock then outstanding.

Redemption.

     The series A preferred stock is redeemable by the Company at a redemption price of $1.05 per share of series A preferred stock plus accrued and unpaid dividends thereon. As of March 31, 2005, accrued and unpaid dividends aggregated $492,801, or $.73 per outstanding share. In addition, if the mean between the closing bid and asked prices of the common stock is greater than $1.38 per share, the Company may redeem the shares of series A preferred stock at any time thereafter in whole or in part, at a price per share of $.01 per share, plus accrued and unpaid dividends. In the event fewer than all the outstanding shares of series A preferred stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board pro rata or by lot or by any other method the Board in its sole discretion deems to be equitable provided that such method satisfies any applicable requirements of any securities exchange on which the series A preferred stock is listed. After the applicable redemption date, dividends on the shares of series A preferred stock to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be deemed to be outstanding and all rights of holders thereof as stockholders of the Company shall cease.

     In addition, any holder of the series A preferred stock may require the Company to redeem his shares of series A preferred stock (if there are funds with which the corporation may legally do so) at a price of $1.00 per share. If any dividends on series A preferred stock are past due, no shares of series A preferred stock shall be redeemed unless all outstanding series A preferred stock are redeemed.

Conversion.

     Holders of series A preferred stock have the right to convert their shares of series A preferred stock into shares of Common stock at a conversion price of $5.20 per share, subject to adjustment. In the case of any shares of series A preferred stock converted after any record date with respect to the payment of a dividend on the series A preferred stock and on or prior to the dividend payment date related to the record date, the dividend due shall be payable as of such preceding record date notwithstanding such conversion. No fractional shares shall be issued upon conversion and the Company shall pay the holder in cash for such fractional share.

Liquidation.

     In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, before any distribution of assets shall be made to the holders of the common stock or the holders of any other stock that ranks junior to the series A preferred stock in respect of distributions upon the liquidation of the company, the holder of each share of series A preferred stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholder, an amount equal to $1.00 per share plus all dividends accrued and unpaid on the date fixed for the distribution of assets of the corporation.

Proposal.

     The Company is requesting that the stockholders approve an amendment to the certificate of designations permitting the Company to issue in conversion of for the outstanding shares of series A preferred stock and its obligation to pay accrued dividends thereon a total of 5,449,368 shares of common stock (eight (8) shares per series A preferred stock outstanding). The issuance of the 5,449,368 shares of common stock represents approximately 11.9 % of the Company's outstanding shares of common stock as of June 3, 2005.

     The Company believes this amendment is in the best interests of the series A preferred stockholders because, among other things:

o the preferred stockholders do not receive the dividends payable on the series A preferred because the Company does not have the funds to make such payments and thus is unable legally to pay the dividend under Delaware corporate law;

o the preferred stockholders are unable to require the Company to redeem the shares of series A preferred stock because the Company does not have the funds to pay for the redemption and thus cannot legally redeem the shares under Delaware corporate law;

o it would be uneconomic for the series A preferred stockholders to convert their shares of series A preferred stock into shares of common stock on current terms because the series A preferred stock is "out of the money", i.e., the shares of series A preferred stock are convertible into shares of common stock at a price of $5.20 per share and the common stock closed on June 3, 2005 at $.03 per share;

o there is no liquidity for the series A preferred stock because they are not registered to trade on any securities exchange;

o the series A preferred stockholders have not recognized value in their investment for over ten years and it is unlikely that they will recognize any value in the short term other than on the terms outlined in this proposal;

o the common stock is traded on the OTC Bulletin Board, so the series A preferred stockholders will receive a security with greater liquidity. Additionally, the Company is in the process of executing on a new business model and has recently recruited all new management so that it is hopeful there will be some near term appreciation in the common stock.
o The preferred stockholders will have voting rights as holders of common stock on all matters on which stockholders vote.

     The Company believes that this amendment is in the best interests of the Company and its shareholders because, among other things:

o    the Company will cease to accrue dividends on the series A preferred stock;
o the Company is currently in default on the payment of the dividends on the series A preferred stock and this amendment will cure such default;
o    the Company's balance sheet will be simplified and improved;
o    the Company's capital raising activities will be facilitated.

     The amendment of the series A preferred stock discussed herein will also have the following impact on the series A preferred stockholders:

o the series A preferred stockholders will no longer have a liquidity preference. Currently, in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the series A preferred stockholders will receive $1.00 per share plus accrued dividends before any distribution of assets are made to the holders of common stock or any other stock that ranks junior to the series A preferred stock;
o the series A preferred stockholders will no longer have a right to be paid dividends on the series A preferred stock, and will no longer have a preference as to the payment of their dividends over payment of dividends on the common stock or any other stock ranking junior to or on a parity with the series A preferred stock;
o the series A preferred stockholders will no longer have the right to require the Company to redeem their shares of series A preferred stock for cash should the funds ever become legally available to redeem the shares of series A preferred stock.
o the value today of the shares of common stock that the series A preferred stockholders will receive is less than the liquidation value of the series A preferred stock.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF
                     THE COMPANY VOTE "FOR" THIS PROPOSAL.


                                  PROPOSAL FOUR

          APPROVAL OF AN AMENDMENT TO THE PHASE III MEDICAL, INC. 2003
           EQUITY PARTICIPATION PLAN AND THE GRANT OF OPTIONS TO THE
          EXECUTIVE OFFICERS, THE CONTROLLER AND THE DIRECTORS AND THE
             APPROVAL OF AMENDMENTS TO THE EMPLOYMENT AGREEMENTS OF

           CERTAIN EXECUTIVE OFFICERS AND A GRANT OF RESTRICTED STOCK
               AWARD UNDER THE 2003 EPP TO THE PRESIDENT AND CEO


     The Board of Directors adopted the Company's 2003 Equity Participation Plan (the "2003 EPP") on February 6, 2003, and the stockholders approved the 2003 EPP on July 24, 2003. The Board of Directors approved the 2003 EPP to reserve 15,000,000 shares of the Company's common stock for grant of stock options and other performance incentives to the Company's employees, non-employee directors, consultants and advisors. At a meeting held on May 4, 2005, the Board of Directors approved an amendment to the 2003 EPP, subject to stockholder approval at the Annual Meeting, increasing the shares of the Company's common stock reserved for grant of stock options and other performance incentives thereunder to the Company's employees, non-employee directors, consultants and advisors from 15,000,000 to 50,000,000.

     On May 4, 2005, the Board of Directors also voted to grant the following options under the 2003 EPP (collectively, the "options"), subject to approval of the stockholders at the Annual Meeting, (i) an option to Mark Weinreb, the Company's Chief Executive Officer, to purchase 4,000,000 shares of common stock, with respect to which the option to purchase 2,000,000 shares shall vest immediately upon the date of grant and 1,000,000 shares shall vest on each of the first and second anniversaries of the date of grant; (ii) an option to Robert Aholt, Jr., the Company's Chief Operating Officer, to purchase 1,500,000 shares of Common stock with respect to which the option to purchase 1,000,000 shares shall vest immediately upon the date of grant and 250,000 shares shall vest on each of the first and second anniversaries of the date of grant; (iii) an option to Wayne Marasco, the Company's Senior Scientific Advisor, to purchase 2,500,000 shares of common stock, with respect to which the option to purchase 1,000,000 shares shall vest immediately upon the date of grant and 750,000 shares shall vest on each of the first and second anniversaries of the date of grant; (iv) an option to Catherine M. Vaczy, the Company's Executive Vice President and General Counsel, to purchase 750,000 shares of common stock, with respect to which the option to purchase 375,000 shares shall vest on each of the first and second anniversaries of the date of grant; (v) an option to Marc Palker, the Company's Controller, to purchase 200,000 shares of common stock, with respect to which the option to purchase 100,000 shares shall vest on each of the first and second anniversaries of the date of grant; and (vi) an option to Joseph Zuckerman, a non-employee director of the Company, to purchase 1,500,000 shares of common stock, with respect to which the option to purchase 1,000,000 shares shall vest immediately upon the date of grant and 250,000 shares shall vest on each of the first and second anniversaries of the date of grant.

     If approved by the Stockholders, each of the options will have (i) an exercise price equal to $.06 per share, which is greater than the price on the date on which the Board approved the grants; (ii) a net exercise feature pursuant to which the optionee may elect to have the Company reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price; (iii) a reload feature, pursuant to which the optionee will receive, contemporaneously with the payment of the exercise price in shares of common stock or in the event of a net exercise, a reload stock option to purchase that number of shares of common stock equal to the sum of (a) the number of shares of common stock used to exercise the option (or not issued in the case of a net exercise), and (b) with respect to non-qualified stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such non-qualified stock option; and (iv) a change of control provision pursuant to which the option will automatically vest in its entirety upon a change in control of the Company.

     The following is a brief description of the material features of the 2003 EPP. Such description is qualified in its entirety by reference to the 2003 EPP which is filed as an exhibit to the Company's proxy statement for its 2003 Annual Meeting of stockholders.

Purpose.

     The purpose of the 2003 EPP is to provide long-term incentives to select employees, non-employee directors, consultants and advisors of the Company to encourage them to devote their abilities and industry to the success of the Company.

Shares and Incentives Available Under the 2003 EPP.

     The 2003 EPP provides for grants of stock options, stock appreciation rights, and restricted stock. An aggregate of 15,000,000 shares of common stock are authorized for issuance under the 2003 EPP, which amount will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger, or a similar transaction. Such shares may be treasury shares, newly issued shares, or shares purchased from stockholders expressly for use under the plan. The stockholders at the Annual Meeting are being asked to approve an amendment to the 2003 EPP to increase this amount from 15,000,000 to 50,000,000. As of June 3, 2005, the closing sale price per share of the common stock on the OTC Bulletin Board was $.03.

Eligibility.

     The persons eligible to receive awards under the 2003 EPP are those persons who are, or who have agreed to become, officers or employees of, non-employee directors of, or consultants or advisers to, the Company or any parent or subsidiary Company of the Company; provided, however, that (i) only employees are eligible to receive incentive stock options under the 2003 EPP; and (ii) consultants and advisors will be allowed to receive grants of nonstatutory stock options or restricted stock only if the consultant or advisor is a natural person (or an entity wholly-owned by the consultant or advisor), who is or will be providing bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. As of June 3, 2005, there were approximately five (5) employees (including employee directors) and one non-employee director who were eligible to receive awards under the 2003 EPP.

Determination of Eligibility; Administration of the 2003 EPP.

     The 2003 EPP is administered by the Board of Directors or by a committee consisting of at least two people chosen by the Board of Directors (the "plan committee"). The 2003 EPP provides that the plan committee has full discretion and authority to (i) select eligible persons to receive awards, and (ii) determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate. The plan committee has no discretion, however, to select the non-employee directors to whom stock options will be granted under the 2003 EPP, or to set the number of shares subject to such options or the exercise price of such options. Any action of the Plan Committee with respect to the interpretation and construction of any provision of the 2003 EPP, or of any stock option, or with respect to any restricted stock is final, conclusive and binding on all parties, including the Company, its stockholders and its employees. The 2003 EPP provides that members of the plan committee will not be liable for any act or determination taken or made in good faith in their capacities as such members and will be fully indemnified by the Company, to the extent permitted by law, with respect to such acts and determinations.

Types of Awards.

     Stock Options. The plan committee is authorized to grant stock options to employees, non-employee directors, consultants, and advisors of the Company or any of its parent or subsidiary Companies. The plan committee may grant both incentive stock options ("ISOs"), as defined under Section 422 of the Internal Revenue Code (the "Code"), and non-qualified stock options under the 2003 EPP. However, only employees are allowed to receive ISO grants. The terms and conditions of grants of stock options granted under the 2003 EPP are set forth in a written agreement (the "option agreement").

     The purchase price per share subject to an ISO may not be less than the fair market value of a share of common stock on the date of grant, except that it must be at least 110% of the fair market value on the date of grant with respect to ISOs granted to a 10% stockholder. The purchase price per share subject to a nonqualified stock option may be less than the fair market value of a share of common stock on the date of grant, and will be determined by the plan committee at the time the option is granted. If options are granted with exercise prices below fair market value, however, deductions for compensation attributable to the exercise of such options could be limited by Code Section 162(m). See "-- Federal Income Tax Consequences." The term "fair market value" on any date means the closing sales price, or if not available, the closing bid price per share on such date on the OTC Bulletin Board. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

     The maximum term of each option, the times at which each option will be exercisable, and the vesting schedule, if any, associated with a stock option grant generally are fixed by the plan committee, except that no option may have a term exceeding ten years, or five years in the case of an ISO granted to a 10% stockholder. Unless otherwise provided in the option agreement, options are fully vested and exercisable on grant. Notwithstanding the foregoing, if the
Board approves a plan of complete liquidation or a merger or certain consolidation transactions, the plan committee may, in its sole discretion, and upon written notice to an optionee, provide that an option must be exercised within twenty days following the date of such notice or it will be terminated. In the event that such notice is given, the option will become immediately exercisable in full to the extent it is not already exercisable.

     Options may be exercised by providing written notice to the Secretary of the Company, specifying the number of shares to be purchased and accompanied by payment for such shares, and otherwise in accordance with the applicable option agreement. Payment may be made, in the discretion of the plan committee, in (i) cash, (ii) other shares of common stock, (iii) a combination of cash and a promissory note, or (iv) through a combination of these methods.

     If an optionee pays the option price with shares of common stock, the plan committee may, in its discretion, grant the optionee an option with a reload feature. A reload stock option, which will be granted to the optionee at the same time that payment is received on the option exercise, will allow the participant to purchase (i) the number of shares of common stock equal to the sum of the number of shares used to exercise the original option (or the number of shares not received if the optionee paid the option price by receiving a reduced number of shares on exercise), or (ii) in the case of non-qualified stock options, the number of shares of common stock used to satisfy any tax withholding requirement related to the exercise of such option. Generally, the terms and provisions of the 2003 EPP will apply to any reload option. The term of a reload option will be equal to the remaining term of the option which gave rise to the reload option.

     Stock Appreciation Rights. The plan committee is authorized to grant awards of stock appreciation rights ("SARs"), either at the same time as or subsequent to an option grant; provided, however, that SARs granted with respect to an ISO must always be granted at the same time that the ISO is granted. The grant of a SAR will be evidenced by a written agreement. SARs may be exercised by providing written notice to the Secretary of the Company, specifying the number of shares with respect to which the SAR is being exercised. The exercise of a SAR will cancel and terminate the right to purchase an equal number of shares of common stock covered by the related option. Likewise, upon exercise or termination of any related option, the SAR will terminate to the extent of the number of shares of common stock as to which the related option was exercised or terminated.

     The amount of payment that an optionee will be entitled to upon exercise of a SAR is 100% of the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the related option (minus any amount necessary to satisfy the Company's obligation to withhold taxes). Such payment may be made, at the Company's discretion, in either cash or shares of common stock.

     Restricted Stock. The plan committee is authorized to grant awards of restricted stock to employees, non-employee directors, consultants and advisors. A restricted stock award is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, until the restrictions specified by the plan committee lapse. Grants of restricted stock will be evidenced by a written agreement. An individual granted restricted stock generally has all of the rights of a stockholder of the Company. The plan committee may modify outstanding awards of restricted stock provided that the modification does not adversely alter or impair the holder's rights or obligations under the award without his or her consent. The plan committee also has the discretion to determine how dividends related to shares of restricted stock will be paid. When the restrictions imposed on an award lapse, the plan committee will deliver a stock certificate for the shares, free of any restrictions, to the individual.

Non-Employee Directors.

     Newly elected or appointed non-employee directors of the Company will receive an option under the 2003 EPP to purchase 300,000 shares of common stock at an exercise price equal to the fair market value of a share of common stock upon election by the stockholders or appointment by the Board of Directors, as the case may be. In addition, each of the Company's non-employee directors will receive an annual option grant to purchase 50,000 shares of common stock on the date of the Company's annual stockholder's meeting.

Transferability of Awards.

     Grants of stock options and other awards are generally not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the plan committee may, in its discretion, permit transfers of nonstatutory stock options (and related
SARs) for estate planning or other purposes subject to any applicable restrictions under federal securities laws. The shares of common stock currently issuable under the 2003 EPP are registered under the Securities Act of 1933, as amended (the "Securities Act") and the Company intends to register the increase in the shares of common stock issuable under the 2003 EPP under the Securities Act of 1933 if such increase is ratified by the stockholders.

Effect of Termination of Employment or Service.

     Except as otherwise provided in the option agreement, (i) in the event that a participant's employment or service with the Company or its parent or subsidiary Company's is terminated for cause or voluntarily by the employee, non-employee director, consultant or advisor, then the option will expire immediately, (ii) in the event that a participant's employment or service with the Company or its parent or subsidiary Companies terminates for any reason other than death or disability (including retirement), then such option may be exercised, to the extent exercisable on the date of termination, at any time within three months after such termination, but in no event after the stated expiration of the option, (iii) in the event that a participant dies while employed by or providing service to the Company or its parent or subsidiary Company's, or dies within three months after termination of employment or service, other than voluntarily or for cause, then the option may be exercised, to the extent exercisable on the date of death, by the estate of the employee, non-employee director, consultant or advisor or by his beneficiary, at any time within one year after the date of such death, but in no event after the stated expiration of the option, and (iv) in the event that a participant ceases employment or service because of a permanent or total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director, consultant or advisor to, the Company or its parent or subsidiary companies, then the option may be exercised, to the extent exercisable on the date of termination, at any time within one year after termination of employment or service due to the disability, but in no event after the stated expiration of the option.

     A grantee of shares of restricted stock will forfeit all unvested shares, if any, at such time as the grantee is no longer employed by, or providing service to, the Company or its parent or subsidiary companies.

Amendment, Suspension or Termination of the 2003 EPP.

     The 2003 EPP will terminate on February 6, 2013. Prior to that date, the Board may amend, modify, suspend or terminate the Plan, subject to stockholder approval when required by law. No amendment, modification, suspension or termination may adversely affect the rights of participants, without their consent, under any outstanding awards or grants of options.

Federal Income Tax Consequences of Options and Awards.

     The following is a brief description of the federal income tax consequences generally arising with respect to the grant of options and awards pursuant to the 2003 EPP. This summary is based on the Code, regulations, rulings and decisions now in effect, all of which are subject to change by legislation, administrative action or judicial decision. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2003 EPP.

     ISOs. In general, an optionee granted an ISO will not recognize taxable income upon the grant or the exercise of the ISO. The excess of the fair market value of shares of Common stock received upon exercise of the ISO over the exercise price is, however, a tax preference item which can result in imposition of the alternative minimum tax. The optionee's "tax basis" in the shares of common stock acquired upon exercise of the ISO generally will be equal to the exercise price paid by the optionee, except in the case in which the optionee pays the exercise price by delivery of the shares of common stock otherwise owned by the optionee (as discussed below).

     If the shares acquired upon the exercise of an ISO are held by the optionee for the "ISO holding period" of at least two years after the date of grant and one year after the date of exercise, the optionee will recognize long-term capital gain or loss upon the sale of the ISO shares equal to the amount realized upon such sale minus the optionee's tax basis in the shares, and such optionee will not recognize any taxable ordinary income with respect to the ISO. As a general rule, if an optionee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on the disposition will be taxed as ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the optionee's tax basis in the shares, or
(ii) the amount realized upon the disposition minus the optionee's tax basis in the shares. Any gain in excess of the amount realized as ordinary income is capital gain. Certain transactions are not considered disqualifying dispositions including certain exchanges, transfers resulting from the optionee's death, and pledges and hypothecations of ISO shares.

     Non-qualified stock options. In general, an optionee granted a non-qualified stock option will not recognize taxable income upon the grant of the non-qualified stock option. Upon the exercise of the non-qualified stock option (including an option intended to be an ISO but which has not continued to so qualify at the time of exercise), the optionee generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of exercise minus the exercise price, and the optionee will have a tax basis in the shares equal to the fair market value of the shares at the time of exercise. A subsequent sale of the shares by the optionee generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the optionee's tax basis in such shares.

     In  the  event  that  an  optionee   forfeits  an  unexercised   ISO  or  a
non-qualified stock option (or portion of such option), the optionee will not recognize a loss for federal income tax purposes.

     Stock Appreciation Rights. In general, an optionee will not recognize taxable income upon the grant of a stock appreciation right. Upon the exercise of the right, the optionee generally will recognize taxable ordinary income in an amount equal to the fair market value of any shares and/or cash received.

     Restricted stock. Because restricted stock will be restricted as to transferability and subject to a substantial risk of forfeiture for a period of time after being awarded, a participant generally will not be subject to taxation at the time of such award. The participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the restricted stock becomes transferable or not subject to a substantial risk of forfeiture. A participant may, however, elect to be taxed at the time of award of restricted stock rather than upon lapse of the restriction on transferability or substantial risk of forfeiture. If a participant makes such an election but subsequently forfeits the restricted stock, he or she would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which he or she previously paid tax.

     Compensation Deduction Limitation. Code Section 162(m) generally disallows a public company's tax deduction for compensation paid to the Chief Executive Officer, or to the other four most highly compensated officers, in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, if various requirements are satisfied. The Company intends that options (other than non-qualified stock options with respect to which the exercise price is less than the fair market value of the shares subject to such options on the date of grant) and certain other awards granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such awards, qualify as "performance-based compensation," so that such awards will not be subject to the deductibility cap.

     Deferred Compensation. Awards granted under the 2003 EPP that are considered to be deferred compensation must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. The Company intends to structure any awards under the 2003 EPP to meet the applicable tax law requirements.

     Withholding. The Company has the right to deduct from all awards paid in cash or from other wages paid to an employee of the Company, any federal, state, or local taxes required by law to be withheld with respect to awards, and the employee or other person receiving shares under the 2003 EPP will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares.

Employment Agreements

     On February 6, 2003, Mr. Weinreb was appointed President and Chief Executive Officer of the Company and the Company entered into an employment agreement with Mr. Weinreb. The employment agreement has an initial term of three years, with automatic annual extensions unless terminated by the Company or Mr. Weinreb at least 90 days prior to an applicable anniversary date. The Company has agreed to pay Mr. Weinreb an annual salary of $180,000 for the initial year of the term, $198,000 for the second year of the term, and $217,800 for the third year of the term. In addition, he is entitled to an annual bonus in the amount of $20,000 for the initial year in the event, and concurrently on the date, that the Company has received debt and/or equity financing in the aggregate amount of at least $1,000,000 since the beginning of his service, and $20,000 for each subsequent year of the term, without condition.

     In addition, the Company, pursuant to its 2003 EPP, entered into a stock option agreement with Mr. Weinreb (the "initial option agreement"). Under the initial option agreement, the Company granted Mr. Weinreb the right and option, exercisable for 10 years, to purchase up to 2,500,000 shares of the Company's common stock at an exercise price of $0.03 per share and otherwise upon the terms set forth in the initial option agreement. In addition, in the event that the closing price of the Company's common stock equals or exceeds $0.50 per share for any five consecutive trading days during the term of the employment agreement (whether during the initial term or an annual extension), the Company has agreed to grant to Mr. Weinreb, on the day immediately following the end of the five day period, an option for the purchase of an additional 2,500,000 shares of the Company's common stock for an exercise price of $0.50 per share, pursuant to the 2003 EPP and a stock option agreement to be entered into between the Company and Mr. Weinreb containing substantially the same terms as the initial option agreement, except for the exercise price and that the option would be treated as an "incentive stock option" for tax purposes only to the maximum extent permitted by law (the "additional option agreement"). The Company agreed to promptly file with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "registration statement") pursuant to which the issuance of the shares covered by the 2003 EPP, as well as the resale of the common stock issuable upon exercise of the initial option agreement, are registered, which has been filed. Additionally, the Company has agreed, following any grant under the additional option agreement, to promptly file a post-effective amendment to the registration statement pursuant to which the common stock issuable upon exercise thereof shall be registered for resale. Mr. Weinreb has agreed that he will not resell publicly any shares of the Company's common stock obtained upon exercise of any initial option agreement or the additional option agreement prior to the first anniversary of the date of the employment agreement.

     On May 4, 2005, the Board voted to approve an amendment to Mr. Weinreb's letter agreement, subject to approval of the stockholders at the Annual Meeting, pursuant to which Mr. Weinreb's employment agreement will be amended to (a) extend the expiration date thereof from February 2006 to December 2008; (b) change Mr. Weinreb's annual base salary of $217,800 (with an increase of 10% per annum) to an annual base salary of $250,000 (with no increase per annum); (c) grant Mr. Weinreb 3,000,000 shares of common stock, 1,000,000 shares of which shall vest on each of the date of grant and the first and second anniversaries of the date of grant; (d) amend the severance provision of the existing employment agreement to provide that in the event of termination without cause (subject to certain exceptions), Mr. Weinreb will be entitled to receive a lump sum payment equal to his then base salary and automobile allowance for a period of one year; (e) commencing in August 2006, increase Mr. Weinreb's annual bonus from $20,000 to $25,000; (f) in August 2005, pay Mr. Weinreb $15,000 to cover costs incurred by him on behalf of the Company; and (g) in 2006, provide for the reimbursement of all premiums in an annual aggregate amount of up to $18,000 payable by Mr. Weinreb for life and long term care insurance covering each year during the remainder of the term of his employment. The Board also voted on May 4, 2004, to grant to Mr. Weinreb, subject to stockholder approval, an option to purchase 4,000,000 shares of common stock.

     On August 12, 2004 ("commencement date") the Company and Dr. Wayne A. Marasco, a Company Director, entered into a letter agreement appointing Dr. Marasco as the Company's Senior Scientific Advisor. Pursuant to the letter agreement, Dr. Marasco is responsible for assisting the Company in reviewing and evaluating business, scientific and medical opportunities, and for other discussions and meetings that may arise during the normal course of the Company conducting business. For his services, during a three year period ("term"), Dr. Marasco is entitled to annual cash compensation of $84,000 with increases each year of the term and an additional cash compensation based on a percentage of collected revenues derived from the Company's royalty or revenue sharing agreements. Although the annual cash compensation and additional cash compensation stated above began to accrue as of the commencement date, Dr. Marasco is not entitled to receive any such amounts until the Company raises $1,500,000 in additional equity financing after the commencement date. In addition, Dr. Marasco was granted an option, fully vested, to purchase 675,000 shares of the Company's common stock at an exercise price of $.10 cents per share. The shares will be subject to a one-year lockup as of the date of grant. The exercise period will be ten years, and the grant will otherwise be in accordance with the Company's 2003 EPP and Non-Qualified Stock Option Grant Agreement.

         On May 4, 2005, the Board voted to approve an amendment to Dr. Marasco's letter agreement, subject to approval of the stockholders at the Annual Meeting, pursuant to which Dr. Marasco's letter agreement with the Company will be amended to (a) extend the term of the letter agreement from

August 2007 to August 2008; (b) provide for an annual salary of $110,000, $125,000 and $150,000 for the years ended August 2006, 2007 and 2008, payable in each such year during the term; (c) provide for a minimum annual bonus of $12,000, payable in January of each year during the term, commencing in January 2006; (d) eliminate Dr. Marasco's right under his existing letter agreement to receive 5% of all collected revenues derived from the Company's royalty or other revenue sharing agreements (which right is subject to the limitation that the amount of such additional cash compensation and Dr. Marasco's annual salary do not exceed, in the aggregate, $200,000 per year); and (e) permit Dr. Marasco to begin receiving all accrued but unpaid cash compensation under his letter agreement upon the Company's consummation of any financing, whether equity or otherwise, pursuant to which the Company raises $1,500,000. The Board also voted on May 4, 2004, subject to stockholder approval, to grant to Dr. Marasco an option to purchase 2,500,000 shares of common stock.

     On September 13, 2004, ("commencement date") the Company entered into a letter agreement (the "letter agreement") with Mr. Robert Aholt Jr. pursuant to which the Company appointed Mr. Aholt as its Chief Operating Officer. Subject to the terms and conditions of the letter agreement, the term of Mr. Aholt's employment in such capacity will be for a period of three (3) years from the Commencement Date (the "term").

     In consideration for Mr. Aholt's services under the letter agreement, Mr. Aholt is entitled to receive a monthly salary of $4,000 during the first year of the term, $5,000 during the second year of the term, and $6,000 during the third year of the term. In further consideration for Mr. Aholt's services under the letter agreement, on January 1, 2005 and on the first day of each calendar quarter thereafter during the term, Mr. Aholt is be entitled to receive shares of common stock with a "dollar value" of $26,750, $27,625 and $28,888, respectively, during the first, second and third years of the term. The per share price (the "price") of each share granted to determine the dollar value is the average closing price of one share of common stock on the Bulletin Board (or other similar exchange or association on which the common stock is then listed or quoted) for the five (5) consecutive trading days immediately preceding the date of grant of such shares; provided, however, that if the common stock is not then listed or quoted on an exchange or association, the price will be the fair market value of one share of common stock as of the date of grant as determined in good faith by the Board. The number of shares of common stock for each quarterly grant is equal to the quotient of the dollar value divided by the price. The shares granted will be subject to a one year lockup as of the date of each grant. On each of January 1, 2005 and April 1, 2005, Mr. Aholt was issued 477,679 and 800,898 shares, respectively, pursuant to the terms of his letter agreement.

     In the event Mr. Aholt's employment is terminated prior to the end of the term for any reason, earned but unpaid cash compensation and unreimbursed expenses due as of the date of such termination will be payable in full. In addition, in the event Mr. Aholt's employment is terminated prior to the end of the term for any reason other than by the Company with cause, Mr. Aholt or his executor of his last will or the duly authorized administrator of his estate, as applicable, is entitled (i) to receive severance payments equal to one year's salary, paid at the same level and timing of salary as Mr. Aholt is then receiving and (ii) to receive, during the one (1) year period following the date of such termination, the stock grants that Mr. Aholt would have been entitled to receive had his employment not been terminated prior to the end of the term; provided, however, that in the event such termination is by the Company without cause or is upon Mr. Aholt's resignation for good reason, such severance payment and grant shall be subject to Mr. Aholt's execution and delivery to the Company of a release of all claims against the Company.

     On May 4, 2005, the Board voted to approve an amendment to Mr. Aholt's letter agreement, subject to approval of the stockholders at the Annual Meeting, to (a) replace the provision of Mr. Aholt's existing employment agreement pursuant to which he is compensated in shares of common stock with a provision pursuant to which he will be compensated solely in cash, effective as of September 30, 2005; (b) replace the provision of Mr. Aholt's existing employment agreement pursuant to which his compensation accrues on a monthly and/or quarterly basis with a provision pursuant to which his compensation will be paid in accordance with the Company's normal payroll practices, effective as of September 30, 2005; and (c) provide for a minimum annual bonus of $12,000, payable in January of each year during the term of his employment, commencing in January 2006. The Board also voted on May 4, 2004, subject to stockholder approval, to grant to Mr. Aholt, an option to purchase 1,500,000 shares of common stock.

     On April 20, 2005 (the "commencement date"), the Company entered into a letter agreement (the "letter agreement") with Catherine M. Vaczy pursuant to which Ms. Vaczy serves as the Company's Executive Vice President and General Counsel. Subject to the terms and conditions of the letter agreement, the term of Ms. Vaczy's employment in such capacity will be for a period of three (3) years from the commencement date (the "term").

     In consideration for Ms. Vaczy's services under the letter agreement, Ms. Vaczy is entitled to receive an annual salary of $155,000 during the first year of the term, a minimum annual salary of $170,500 during the second year of the term, and a minimum annual salary of $187,550 during the third year of the term. Ms. Vaczy and the Company have agreed that from the commencement date until the 90th day thereafter (the "initial 90 day period"), Ms. Vaczy's salary will be paid to her at a rate of 50% of the annual rate and accrue as to the remainder. At the end of the initial 90 day period, and at the end of each additional 90 day period thereafter, whether to continue to accrue salary at this rate and provision for payment of accrued amounts will be discussed in good faith. Payment of accrued salary may be made in cash, or, upon mutual agreement, shares of common stock. Any shares of common stock issued in payment of accrued salary shall have a per share price equal to the average closing price of one share of common stock on the Bulletin Board (or other similar exchange or association on which the common stock is then listed or quoted) for the five (5) consecutive trading days immediately preceding the date of issue of such shares; provided, however, that if the common stock is not then quoted on the Bulletin Board or otherwise listed or quoted on an exchange or association, the price shall be the fair market value of one share of common stock as of the date of issue as determined in good faith by the Board. The number of shares of common stock for any issuance in payment of accrued salary shall be equal to the quotient of the amount of the accrued salary divided by the price. The shares issued will be subject to a one-year lock up as of the date of each grant and shall be registered with the Securities and Exchange Commission on a Registration Statement on Form S-8.

     In the event Ms. Vaczy's employment is terminated prior to the end of the term for any reason, earned but unpaid cash compensation and unreimbursed expenses due as of the date of such termination will be payable in full. In addition, in the event Ms. Vaczy's employment is terminated prior to the end of the term for any reason other than by the Company with cause or Ms. Vaczy without good reason, Ms. Vaczy or her executor of her last will or the duly authorized administrator of her estate, as applicable, will be entitled in the event the employment termination date is after April 20, 2006, to receive severance payments equal to Ms. Vaczy's then one year's salary, paid in accordance with the Company's standard payroll practices for executives of the Company and (ii) in the event the employment termination date is before April 20, 2006 but after October 20, 2005, to receive severance payments equal to one-sixth of Ms. Vaczy's then one year's salary, paid in accordance with the Company's standard payroll practices for executives of the Company. In addition, in the event Ms. Vaczy's employment is terminated prior to the end of the term by the Company without "cause" or by Ms. Vaczy for "good reason", the option (as defined below) shall vest and become immediately exercisable in its entirety and remain exercisable in accordance with its terms. No other payments shall be made, nor benefits provided, by the Company in connection with the termination of employment prior to the end of the term, except as otherwise required by law.

     The Board voted on May 4, 2004, subject to stockholder approval at the Annual Meeting, to grant to Ms. Vaczy an option to purchase 750,000 shares of common stock.


             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE "FOR" THIS PROPOSAL.


                                  PROPOSAL FIVE


          RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK
               LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC
            ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005


     The Audit Committee has selected Holtz Rubenstein Reminick LLP as the Company's independent certified public accountants for the year ending December 31, 2005. Holtz Rubenstein Reminick LLP has served as the Company's auditors since 2003. The selection of independent certified public accountants is to be voted upon at the meeting, and it is intended that the persons named in the accompanying proxy will vote for Holtz Rubenstein Reminick LLP. Representatives of Holtz Rubenstein Reminick LLP are expected to attend the meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                  ACCOUNTING FEES AND OTHER ACCOUNTING MATTERS

All audit and audit-related work and all non-audit work performed by the Company's independent accountants is approved in advance by the Board of Directors of the Company, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Audit Fees. Audit fees billed or expected to be billed to the Company by the Company's principal accountant for the audit of the financial statements included in the Company's Annual Reports on Form 10-K, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, for the years ended December 31, 2004 and 2003 totaled approximately $25,000 and $48,185, respectively.

Audit-Related Fees. The Company was billed $0 and $0 by the Company's principal accountant for the fiscal years ended December 31, 2004 and 2003, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption Audit Fees above.

Tax Fees. The Company was billed or expected to be billed an aggregate of $7,350 and $5,072 by the Company's principal accountant for the fiscal years ended December 31, 2004 and 2003, respectively, for tax services, principally advice regarding the preparation of income tax returns.

All Other Fees. The Company incurred fees for the fiscal years ended December 31, 2004 and 2003, respectively, for permitted non-audit services of $0 and $3,230, respectively.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF
                     THE COMPANY VOTE "FOR" THIS PROPOSAL.


                              STOCKHOLDER PROPOSALS

     Any proposal intended to be presented by a stockholder at the 2006 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices, 330 South Service Road, Suite 120, Melville, New York 11747 no later than the close of business on February 21, 2006 to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting and by May 14, 2006 in order for the proposal to be considered timely for consideration at next year's Annual Meeting (but not included in the Proxy Statement for such meeting).



                                 ANNUAL REPORTS

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Annual Report") containing consolidated financial statements reflecting the financial position of the Company as of December 31, 2004 and 2003, and the results of operations and statements of cash flows for each of the three years in the period ended December 31, 2004, has been mailed with this proxy material to all stockholders. The 2004 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                 OTHER BUSINESS

     The Annual Meeting of Stockholders is called for the purposes set forth in the Notice. The Board does not know of any matter for action by stockholders at such meeting other than the matters described in the Notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof which may properly come before the meeting. It is the intention of the person named in the proxy to vote in accordance with their judgment on any such matter.

     You are cordially invited to attend the Annual Meeting in person. Your participation in and discussion of the Company's affairs will be welcome.

                                           By Order of the Board of Directors



                                           -----------------------------
                                           Catherine M. Vaczy, Secretary
June __, 2005

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PHASE III MEDICAL, INC.

               (Under Section 242 of the General Corporation Law)

     The undersigned, being the President of Phase III Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby amend and certify as follows:

     1.   The name of the Corporation is Phase III Medical, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended to effect the following amendments which were set forth in a resolution adopted by the board of directors and adopted by the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon, in accordance with the provisions of Section 242 of the Delaware General Corporation Law: (a) to increase the number of authorized shares of Common Stock; and (b) to provide that the Series A $.07 Convertible Preferred Stock may be exchanged commencing May 31, 2005.

     3. To accomplish the first of the foregoing amendments, the first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, is restated in its entirety as follows (with the preceding paragraph to follow):

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is FIVE HUNDRED FIVE MILLION (505,000,000) shares consisting of (i) Five Hundred Million (500,000,000) shares of Common Stock of the par value of $.001 per share and (ii) Five Million (5,000,000) shares of Preferred Stock of the par value of $.01 per share.

     4. To accomplish the second of the foregoing amendments, section 4(a) of the certificate of designation for the Series A $.07 Convertible Preferred Stock is hereby amended to read in its entirety as follows:

     Section 4. Redemption and Mandatory Conversion.

The shares of Series A Preferred Stock are not redeemable prior to December 1, 1995. At any time on or after such date, the shares of Series A Preferred Stock are redeemable, in whole or in part, at the option of the corporation, during the twelve-month periods commencing on December 1 of the years indicated below at the following redemption prices per share of Series A Preferred Stock, plus accrued and unpaid dividends thereon to the date fixed for redemption:


----------------------------- -----------------------------
              Year                  Redemption Price

----------------------------- -----------------------------
              1995                       $1.01
----------------------------- -----------------------------
              1996                        1.02
----------------------------- -----------------------------
              1997                        1.03
----------------------------- -----------------------------
              1998                        1.04
----------------------------- -----------------------------
  1999 through May 31, 2005               1.05
----------------------------- -----------------------------

Commencing on June 1, 2005, the Company may cause a conversion (the "Mandatory Conversion"), in whole or in part, of the shares of Series A Preferred Stock, including accrued and unpaid dividends thereon, by issuing eight (8) shares of Common Stock for each share of Series A Preferred Stock outstanding. Upon delivery to the holders of the Series A Preferred Stock of notice of the Company's election to cause the Mandatory Conversion, all of the shares of the Series A Preferred Stock then outstanding shall be converted without any further action on the part of the Company or the holders of such Series A Preferred Stock into the number of shares of Common Stock set forth in the immediately preceding sentence at the time of the Mandatory Conversion. Notice of the Mandatory Conversion shall be mailed to each holder of Series A Preferred Stock by first-class mail, postage prepaid, to such holder's address shown on the books of the Company, such notice to specify the date on which Mandatory Conversion occurred and to call upon such holder to surrender to the Company, in the manner and at the place designated in such notice, the certificate or certificates representing the shares of Series A Preferred Stock so converted. Each stock certificate of Series A Preferred Stock surrendered for conversion shall be endorsed by its holder, with signatures guaranteed, and otherwise shall be in proper form for transfer. In the event of a Mandatory Conversion and upon receipt by the Company of the stock certificates of the Series A Preferred Stock to be surrendered for conversion, the Company shall cancel the stock certificates of the Series A Preferred Stock surrendered for conversion and forthwith transmit to each holder of Series A Preferred Stock stock certificates for the shares of Common Stock issued as a result thereof, dated the date of such Mandatory Conversion, and such holders shall be deemed for all purposes to be the holders of such Common Stock as of the date of such Mandatory Conversion.

     IN WITNESS WHEREOF, the undersigned being a duly elected officer of the Corporation, has executed this Certificate of Amendment and affirms the statements herein contained on this ___ day of ________, 2005.

                                             PHASE III MEDICAL, INC.

                                             By:
                                                --------------------------------
                                                Mark Weinreb, President

                             PHASE III MEDICAL, INC.

                     PROXY CARD FOR HOLDERS OF COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 20, 2005

     The undersigned hereby appoints Mark Weinreb and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Phase III Medical, Inc. Annual Meeting of Stockholders to be held on July 20, 2005 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director named herein, the increase in the company's authorized common stock, the amendment to the certificate of designations for the series A preferred stock, the amendment to the Company's 2003 Equity Participation Plan and certain grants of options to the Company's executive officers, controller and directors thereunder, the amendment of employment agreements with certain executive officers of the Company, the grant of a restricted stock award to the President and CEO and the ratification of the appointment of the Company's auditors to audit the Company's financial statements for the 2005 fiscal year.

                  PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        "FOR" PROPOSALS 1, 2, 3, 4 AND 5

--- ------------------------------- ------------- ------------- -------------


                                    Withold authority for
                                       all nominees
                      For all       *(except as marked to
                      nominees        the contrary below)        Nominees:
                    -------------   ------------------------     ---------
1.  Election of 3       [ ]                                     Mark Weinreb
    Directors.      -------------   ------------------------
                                                              Wayne A. Marasco
                                                            Joseph D. Zuckerman
* To withhold authority for any individual nominees, print nominee's name on the line below.


--- ------------------------------- ------------- ------------- -------------
                                        FOR          AGAINST       ABSTAIN
--- ------------------------------- ------------- ------------- -------------
2.  Amendment to the  Phase III
    Medical, Inc.Certificate of          [ ]           [ ]           [ ]
    Incorporation to increase its
    authorized Common Stock to 500
    million
--- ------------------------------- ------------- ------------- -------------
3.  Amendment to the Phase III
    Medical, Inc. Certificate of
    Designations to provide for
    the conversion of the Series
    A Preferred Stock and all            [ ]           [ ]           [ ]
    accrued dividends by issuing
    eight (8) shares of Common
    Stock for each share of
    Series A Preferred Stock
    outstanding
--- ------------------------------- ------------- ------------- -------------
4.  Amendment to the 2003 Equity
    Purchase Plan and option
    grants thereunder to
    insiders, amendment of               [ ]           [ ]           [ ]
    employment agreements with
    certain executive officers
    and restricted stock award
    thereunder to CEO.
--- ------------------------------- ------------- ------------- -------------
5.  Ratification of Holtz Rubenstein
    Reminick to audit the Company's      [ ]           [ ]           [ ]
    financial statements for the
    fiscal year ending 2005
--- ------------------------------- ------------- ------------- -------------

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.


UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE BOARD'S NOMINEES FOR DIRECTOR NAMED HEREIN, THE INCREASE IN THE COMPANY'S AUTHORIZED COMMON STOCK, THE AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES A PREFERRED STOCK, THE AMENDMENT TO THE COMPANY'S 2003 EQUITY PARTICIPATION PLAN AND CERTAIN GRANTS OF OPTIONS TO THE COMPANY'S EXECUTIVE OFFICERS, CONTROLLER AND DIRECTORS THEREUNDER, THE AMENDMENT OF EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS OF THE COMPANY, THE GRANT OF A RESTRICTED STOCK AWARD TO THE PRESIDENT AND CEO AND THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE 2005 FISCAL YEAR.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Signed:
       _____________________________________
Signed:                                           Dated:_________, 2005
       _____________________________________

NOTE: Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

                             PHASE III MEDICAL, INC.

               PROXY CARD FOR HOLDERS OF SERIES A PREFERRED STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 20, 2005

     The undersigned hereby appoints Mark Weinreb and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Phase III Medical, Inc. Annual Meeting of Stockholders to be held on July 20, 2005 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the amendment to the certificate of designations for the series A preferred stock.

                  PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                "FOR" PROPOSAL 3

--- ------------------------------- ------------- ------------- -------------
                                        FOR          AGAINST       ABSTAIN
--- ------------------------------- ------------- ------------- -------------
3.  Amendment to the Phase III
    Medical, Inc. Certificate of
    Designations to provide for
    the conversion of the Series
    A Preferred Stock and all            [ ]           [ ]           [ ]
    accrued dividends by issuing
    eight (8) shares of Common
    Stock for each share of
    Series A Preferred Stock
    outstanding
--- ------------------------------- ------------- ------------- -------------

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.


UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES A PREFERRED STOCK.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Signed:
       _____________________________________
Signed:                                           Dated:_________, 2005
       _____________________________________

NOTE: Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.


                                       2